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                                                                    EXHIBIT 6.16



                              CONSULTING AGREEMENT

         This Agreement is made as of March 1, 1999, between Qorus.com, Inc., a Delaware Corporation (the "Company"), and the Thurston Group, Inc., a Delaware Corporation (the "Consultant").

                                   WITNESSETH

         WHEREAS, the Company desires to obtain equity, quasi-equity or debt financing from private and or public markets ("Financing") necessary to develop, establish and expand a business providing third-party verified and insured transmission services via the Internet, and to merge, acquire or sell business operations and assets, and/or enter into strategic partnerships in order to expand such a business;

         WHEREAS, the Company has requested the services of Consultant and its agents and representatives, if any, as an independent contractor to advise the Company generally in connection with such efforts to obtain Financing in private placements of and or public offerings of common stock or other quasi-equity securities or debt of the Company ("Securities" or "Security"), and to advise it and act as its exclusive agent in connection with any business combination, including but not limited to any merger, acquisition or sale for the benefit of the Company ("Transaction").

         NOW THEREFORE, in consideration of the mutual promises of the parties hereto, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Engagement. The Company hereby engages Consultant until March 31, 2002 (the "Expiration Date") as an independent contractor to advise the Company on and with respect to obtaining Financing of any sort and to advise it and act as its agent in connection with any Transaction, including but not limited to any business combination, merger, acquisition or sale. The Consultant, as the Company's financial advisor, will provide the following services:

         o Distribute an informational memorandum outlining the Company's business plans and expectations and/or contemplating specific transactions for business combinations;

         o  Identify potential sources of capital;

         o  Provide sale, merger, acquisition financial analysis;

         o  Advise on structure of any potential Transaction;

         o  Assist with negotiations;

         o  Assist with due diligence.

         2. Compensation.

            (a) In consideration of such advice, the Company agrees to pay Consultant in cash an amount equal to the total of eight percent (8%) of any Financing raised by the Company over the term of this agreement, or eight percent (8%) of the value to the Company or its
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         shareholders of any business combination transaction, including but not limited to any merger, acquisition or sale.

            (b) Consultant shall receive its compensation hereunder within five
         (5) days of receipt by the Company of the Financing or the closing of any Transaction or upon other arrangements as mutually agreed by the parties.

            (c) If the Board of Directors of the Company, in its reasonable discretion, determines to engage an additional third-party consultant to provide fund raising or advice on behalf of the Company, any fees to the Consultant shall be reduced to the extent fees are payable to the third-party consultant.

         3. Representation and Warranties. Each party represents and warrants to the other (which representations and warranties shall survive the execution and delivery of this Agreement regardless of what examinations, inspections and other investigations either party has heretofore made or may hereafter make, with respect to such representations and warranties) as follows:

            (a) Organization. Each party is a corporation duly organized and validly existing as a corporation under the laws of its respective state of incorporation.

            (b) Authorization. Each party has full right and power to enter into and perform its obligations under this Agreement and has taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been properly and duly executed and delivered by each party to the other and is binding upon and enforceable against each party in accordance with its terms, except to the extent such enforceability may be limited by the laws of bankruptcy, insolvency or other laws affecting creditors rights generally or by general principles of equity.

            (c) Conflicts. Neither the execution, delivery or performance of this Agreement by either party nor the consummation of the transactions contemplated hereby do or will, after the giving of notice, or the lapse of time, or otherwise conflict with, result in a breach of or constitute a default under, either party's articles or certificate of incorporation, bylaws or other constituent documents to which it is bound or, to the best of each party's knowledge, any applicable federal, state or local law, statute, ordinance, rule or regulation of any court or administrative order or process or any material contract, agreement, arrangement, commitment or plan to which either party is a party or by which either party or any of its assets may be bound.

         4. Confidentiality. The parties agree with respect to all technical, commercial and other information furnished or disclosed by another party, including, but not limited to, information regarding such party's organization, personnel, business activities, customers, policies, assets, finances, costs, sales, revenues, technology, rights, obligations, liabilities and strategies




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("Information"), that (a) such Information is confidential and/or proprietary to the furnishing/disclosing party and is entitled to and shall receive treatment as such by the receiving party; (b) the receiving party will hold in confidence and not disclose (except in respect of the transactions contemplated by this Agreement) any such Information, treating such Information with the same degree of care and confidentiality as it treats its own confidential and proprietary Information; provided, however, that the receiving party shall not have any restrictive obligation with respect to any Information which (i) is contained in a printed publication available to the general public, (ii) is or becomes publicly known through no wrongful act or omission of the receiving party, or
(iii) is known by the receiving party without any proprietary restrictions by the furnishing/disclosing party at the time of receipt of such Information; and
(c) all such Information furnished to either party by the other, unless otherwise specified in writing, shall remain the property of the furnishing/disclosing party and, in the event this Agreement is terminated, shall be returned to it, together with any and all copies made thereof, as well as any internal documents prepared by the recipient describing, analyzing or otherwise containing Information furnished by the other party upon request for such return (except for documents which the disclosing party has been required to submit to a governmental agency). In the alternative, upon request, all such writings and documents shall be destroyed, rather than returned, in the event this Agreement is terminated, and each party shall confirm in writing to the other compliance with either such request.

         5. Remedies for Breach of Confidentiality. Each party hereto acknowledges that the remedy at law for any breach by either party of its obligations under Section 4 hereof is inadequate and that the other party shall be entitled to equitable remedies, including an injunction and/or specific performance, in the event of breach by any other party.

         6. Termination of the Agreement. This Agreement shall terminate pursuant to the terms and conditions of any one or more of paragraphs (a) through (d) below:

            (a) This Agreement shall terminate without further action of any party, upon occurrence of any of the following events: (i) the Expiration Date; (ii) upon the written consent and agreement of each party hereto; or (iii) the termination of the Agreement by one of the parties hereto pursuant to any of paragraphs (b), (c), or (d) of this Section; or (iv) the consummation of an offering by the Company of Securities registered under the Securities Act.

            (b) Termination by Consultant. The Consultant shall have the right at its option, to terminate this Agreement upon written notice to the Company in the event of: (i) the Company's failure to make any payment due under Section 2 of this Agreement for a period of ten (10) days after the Consultant shall have given written notice thereof to the Company; or (ii) the Company's breach of any of the terms or conditions, representations, warranties or covenants and agreements of this Agreement, which breach shall continue uncured for a period of thirty (30) days from the receipt of written notice by the Consultant specifying the breach or breaches in reasonable detail.





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            (c) Termination by the Company. The Company shall have the right, at its option, to terminate this Agreement upon the occurrence of the following event: the Consultant's breach of any of the terms or conditions, representations, warranties or covenants and agreements of this Agreement, which breach shall continue uncured for a period of thirty (30) days after the receipt of written notice by the Consultant specifying the breach or breaches in reasonable detail.

            (d) Termination Upon the Occurrence of an Event of Default. A non-defaulting party may terminate this Agreement upon thirty (30) days' prior written notice to the defaulting party upon the happening of any of the following Events of Default:

                    (i) a decree or order by a court of competent jurisdiction shall be entered against a party either: (A) ordering relief under Title 11 of the United States Code or adjudging a party hereto insolvent, or (B) approving a petition seeking reorganization of a party hereto under Title 11 of the United States Code or any other similar federal or state law, and any such decree or order is not discharged or otherwise set aside within sixty (60) days, or (C) appointing a receiver or trustee or assignee, or liquidator or conservator in bankruptcy or insolvency of a party hereto or a receiver of all or any substantial portion of its property, and any such decree or order is not discharged or otherwise set aside within sixty (60) days, or (D) occurrence of any of the foregoing or similar results in a non-United States jurisdiction; provided, however, a final order or decree shall have been entered after the expiration or the discharge or set aside periods set forth in subparagraphs (2) and (3) above;

                    (ii) A party shall: (A) institute a case under Title 11 of the United States Code, or consent to the filing of a bankruptcy petition against it, or file a petition or answer or consent to entry of an order for relief under Title 11 of the United States Code or relief under any other similar federal or state law, or
                (B) consent to the appointment of a receiver or trustee or assignee or liquidator or conservator in bankruptcy or insolvency of its or for all or any substantial portion of its property, or make a general assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or (C) accomplish any of the foregoing or similar results in a non-United States jurisdiction; provided, however, that a final order or decree shall have been entered after the expiration of the discharge or set aside set forth in subparagraphs (2) and (3) above.

         7. Indemnification. Each of the Consultant and the Company (the "Indemnifying Party") shall indemnify the other and hold each of the other's employees, agents and representatives (collectively the "Indemnitees") harmless from any and all demands, claims, actions, suits and proceedings which may at any time be brought against either party and any and all liabilities, losses, damages, costs and expenses (including, but not limited to, reasonable attorney's fees and other legal costs and expenses) which may at any time be suffered or incurred by any Indemnitee as a result of





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or in connection with (i) any act or omission of the Indemnifying Party in connection with the performance of its obligations under this Agreement, or (ii) any representation or warranty of the Indemnifying Party contained herein proving to be untrue or incorrect in any material respect.

         The right of either party to be indemnified and held harmless under this Section shall not be exclusive but shall be in addition to any and all other rights and remedies to which either party may be entitled under this Agreement or otherwise.

         8. Miscellaneous:

            (a) The relationship of the Company and Consultant under this Agreement is that of a purchaser of services and independent contractor, respectively, and nothing contained in this agreement and no action taken by either party to this Agreement shall be deemed to constitute either party or any of such party's employees, agents or representatives to be an employee, agent or representative of the other party or will be deemed to create any partnership, joint venture, association or syndicate among or between the parties, or will be deemed to confer on either party any express or implied right, power or authority to enter into any agreement or commitment, express or implied, or to incur any obligation or liability on behalf of the other party.

            (b) This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of Illinois.

            (c) Subject to Section 7(j) below, this Agreement is binding upon and will inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and assigns.

            (d) In the event that any provision or clause of this Agreement conflicts with or is held invalid under applicable law, such conflict or invalidity shall not affect the other provisions of this Agreement which can be given effect without the conflicting provision. To this end the provisions of this Agreement are declared to be several.

            (e) This Agreement may not be changed without the written consent of the parties. All proposed modifications, notices, approvals, or other communications provided for herein shall be in writing and shall be personally delivered or sent by certified mail, postage full prepaid, return receipt requested, addressed to each party.

            (f) As used herein, an "Affiliate" of another person or entity means a person or entity that directly or indirectly controls or is controlled by, or is under common control with, the person or entity specified.

            (g) Each party to this Agreement shall pay all of the expenses incurred by it in connection with this Agreement including without limitation, its legal fees.





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            (h) This Agreement may be executed simultaneously in counterparts any one of which need not contain the signature of more than one party but all such counterparts taken together will constitute one and the same Agreement.

            (i) Except as expressly provided herein, this Agreement constitutes the entire and final agreement of the parties in respect of the subject matter hereof and supersedes any and all prior understandings (whether written or oral) in respect of such subject matter.

            (j) Neither party may assign or otherwise transfer (whether by operation of law or otherwise) this Agreement to any person or entity without the express written consent of the non-assigning party.

         IN WITNESS WHEREOF, the Company and Consultant have executed and delivered this Agreement on the date first written above.

QORUS.COM, INC.                             THE THURSTON GROUP, INC.


By: /s/ PATRICK J. HAYNES, III              By: /s/ ROBERT T. ISHAM, JR.
   --------------------------------            ---------------------------------
Its: Chairman                               Its: Managing Director
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